Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates President and Chief Operating Officer (206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 2008 EARNINGS PER SHARE INCREASE OF 13%

SEATTLE, WASHINGTON – February 10, 2009, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly total revenues and operating income of $1,307,389,000 and $119,205,000 as compared with $1,446,582,000 and $107,616,000 for the same quarter of 2007, a decrease of 10% and an increase of 11%, respectively. Net earnings were $77,728,000 for the fourth quarter of 2008, compared with $70,057,000 for the same quarter of 2007, also an increase of 11%. Net revenues for the fourth quarter of 2008 increased 6% to $402,481,000 as compared with $379,441,000 reported for the fourth quarter of 2007. Diluted net earnings per share for the fourth quarter were $.36 as compared with $.32 for the same quarter in 2007, an increase of 13%. The Company also reported that same store net revenues and operating income increased 6% and 11%, respectively, for the fourth quarter of 2008 when compared with 2007.

For the year ended December 31, 2008, total revenues and operating income were $5,633,878,000 and $473,136,000 compared with $5,235,171,000 and $423,400,000 for the same period in 2007, increases of 8% and 12% respectively. Net earnings rose to $301,014,000 from $269,154,000 in 2007, an increase of 12%. Net revenues for the year increased to $1,603,261,000 from $1,452,961,000 for 2007, up 10%. Diluted net earnings per share for the year 2008 were $1.37 as compared with $1.21 for the same period of 2007, a 13% increase. Same store net revenues and operating income increased 10% and 12%, respectively, for the year ended December 31, 2008, when compared with the same period of 2007.

“Given the incessant tales of woe emanating from Wall Street these days, we hope the consistency and stability projected by these results will be reassuring to our employees, to our customers and to our shareholders.” said Peter J. Rose, Chairman and Chief Executive Officer. “The efforts to make this fourth quarter a success started back in the 2008 first quarter, when we banned the internal use of the “R” word as an excuse for poor performance. There was no magic formula. We simply executed. We increased productivity through on-going process improvement initiatives; we reduced our exposure where we struggled to make money; we cut back on discretionary overhead expenses, like travel and entertainment; and we were increasingly selective with our service provider allocations. This resulted in expanded net revenue yields and higher operating margins, all while offering market-competitive rates and uncompromising service to our customers. We also expanded market share through aggressively focusing on new products, like Sea-Air, new customers and new market vertical opportunities,” Rose commented.

“Looking forward to 2009, we definitely understand that we have our work cut out for us. That said, we also have a lot going for us: a strong balance sheet with no debt and nearly three-quarters of a billion dollars in cash; a successful, proven business model that has worked in slow times as well as in boom times; and most important of all, the best trained and best motivated employees in the business - all of which is reinforced by our performance-based culture. Unlike the banking industry, however, our people understand that without real cash profits, there can be no real cash bonuses. Our incentive based bonus system, tied to a strictly GAAP definition of cumulative operating income, keeps our people focused and grounded. They also understand that the most effective way of perpetuating profits is to keep our existing customers satisfied while aggressively attracting new business. With this combination of factors working for us, we’re confident that we’ll find ways to turn challenges into opportunities. We always have, “ Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 181 full service offices, 68 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual and Quarterly Reports filed with the Securities and Exchange Commission.

Expeditors International of Washington, Inc.

4th Quarter 2008 Earnings Release

February 10, 2009

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Year ended

December 31, 2008 and 2007

Unaudited

(in 000’s of US dollars except share data)

	Three months ended December 31,		% Inc. (Dec.)	Year ended December 31,		% Inc.
	2008	2007		2008	2007
Revenues	$1,307,389	$1,446,582	-10%	$5,633,878	$5,235,171	8%
Net revenues	$402,481	$379,441	6%	$1,603,261	$1,452,961	10%
Operating income	$119,205	$107,616	11%	$473,136	$423,400	12%
Net earnings	$77,728	$70,057	11%	$301,014	$269,154	12%
Diluted earnings per share	$.36	$.32	13%	$1.37	$1.21	13%
Basic earnings per share	$.37	$.33	12%	$1.41	$1.26	12%
Diluted weighted average shares outstanding	216,925,452	221,192,441		219,170,003	221,799,868
Basic weighted average shares outstanding	211,952,384	213,095,428		212,755,946	213,314,761

There were no office openings in the fourth quarter of 2008.

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on February 12, 2009 will be considered in management’s 8-K

“Responses to Selected Questions” expected to be filed on or about February 25, 2009.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$741,028	$574,599
Short-term investments	658	674
Accounts receivable, net	788,176	933,519
Deferred Federal and state income taxes	7,986	8,278
Other current assets	35,511	17,627

Total current assets	1,573,359	1,534,697

Property and equipment, net	493,129	497,892
Goodwill, net	7,927	7,927
Other intangibles, net	6,503	7,832
Other assets	19,921	20,717

	$2,100,839	$2,069,065

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	491,823	613,108
Accrued expenses, primarily salaries and related costs	150,487	129,669
Federal, state and foreign income taxes	28,039	26,976

Total current liabilities	670,349	769,753

Deferred Federal and state income taxes	46,574	55,533
Minority interest	17,498	17,208
Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 211,973,377 shares at December 31, 2008 and 212,996,776 shares at December 31, 2007	2,120	2,130
Additional paid-in capital	7,150	50,006
Retained earnings	1,372,356	1,143,464
Accumulated other comprehensive (loss) income	(15,208)	30,971

Total shareholders’ equity	1,366,418	1,226,571

	$2,100,839	$2,069,065

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenues:
Airfreight services	$579,580	$696,835	$2,541,377	$2,407,582
Ocean freight and ocean services	460,563	474,613	1,990,983	1,820,558
Customs brokerage and other services	267,246	275,134	1,101,518	1,007,031

Total revenues	1,307,389	1,446,582	5,633,878	5,235,171

Operating expenses:
Airfreight consolidation	430,167	561,464	1,962,621	1,879,434
Ocean freight consolidation	361,517	385,751	1,596,346	1,473,942
Customs brokerage and other services	113,224	119,926	471,650	428,834
Salaries and related costs	217,687	206,519	863,846	791,879
Rent and occupancy costs	18,446	17,514	76,984	67,676
Depreciation and amortization	9,953	9,763	40,003	39,303
Selling and promotion	9,649	11,168	37,778	38,735
Other	27,541	26,861	111,514	91,968

Total operating expenses	1,188,184	1,338,966	5,160,742	4,811,771

Operating income	119,205	107,616	473,136	423,400

Interest income	6,193	6,005	21,077	22,341
Interest expense	(14)	(37)	(183)	45
Other, net	2,205	419	5,542	3,887

Other income, net	8,384	6,387	26,436	26,273

Earnings before income taxes and minority interest	127,589	114,003	499,572	449,673
Income tax expense	48,883	43,590	196,593	179,815

Net earnings before minority interest	78,706	70,413	302,979	269,858

Minority interest	(978)	(356)	(1,965)	(704)

Net earnings	$77,728	$70,057	$301,014	$269,154

Diluted earnings per share	$0.36	$0.32	$1.37	$1.21

Basic earnings per share	$0.37	$0.33	$1.41	$1.26

Dividends declared and paid per common share	$0.16	$0.14	$0.32	$0.28

Weighted average diluted shares outstanding	216,925,452	221,192,441	219,170,003	221,799,868

Weighted average basic shares outstanding	211,952,384	213,095,428	212,755,946	213,314,761

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Operating Activities:
Net earnings	$77,728	$70,057	$301,014	$269,154
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	1,046	594	1,976	940
Deferred income tax (benefit) expense	(1,240)	(6,465)	16,350	18,991
Excess tax benefits from stock plans	(1,074)	(2,333)	(10,954)	(28,105)
Stock compensation expense	10,763	10,208	44,879	44,917
Depreciation and amortization	9,953	9,763	40,003	39,303
Gain on sale of assets	(48)	(49)	(699)	(1,053)
Minority interest in earnings of consolidated entities	978	356	1,965	704
Other	698	415	2,026	1,472
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	169,287	85,717	85,841	(84,950)
Decrease (increase) in other current assets	454	1,983	(1,413)	(342)
(Decrease) increase in accounts payable and other current liabilities	(162,368)	(94,672)	(66,470)	46,881
(Decrease) increase in income taxes payable, net	(3,597)	(2,514)	(5,552)	4,673

Net cash provided by operating activities	102,580	73,060	408,966	312,585

Investing Activities:
Increase in short-term investments	(282)	(198)	(72)	(10)
Purchase of property and equipment	(10,569)	(11,953)	(59,726)	(82,786)
Proceeds from sale of property and equipment	82	90	369	504
Prepayment on long-term land lease	—	(4)	—	(2,820)
Other	(486)	(473)	204	(2,859)

Net cash used in investing activities	(11,255)	(12,538)	(59,225)	(87,971)

Financing Activities:
Net distributions to minority interests	—	—	(879)	(316)
Proceeds from issuance of common stock	4,572	5,529	51,460	64,985
Repurchases of common stock	(9,258)	(21,467)	(154,178)	(207,584)
Excess tax benefits from stock plans	1,074	2,333	10,954	28,105
Dividends paid	(33,942)	(29,846)	(68,103)	(59,748)

Net cash used in financing activities	(37,554)	(43,451)	(160,746)	(174,558)
Effect of exchange rate changes on cash	(9,092)	346	(22,566)	13,185

Increase in cash and cash equivalents	44,679	17,417	166,429	63,241
Cash and cash equivalents at beginning of period	696,349	557,182	574,599	511,358

Cash and cash equivalents at end of period	$741,028	$574,599	$741,028	$574,599

Interest and taxes paid:
Interest	$7	$49	$173	$83
Income tax	48,147	47,814	172,146	146,353

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other North America	Latin America	Asia	Europe and Africa	Middle East and India	Australasia	Elimi- nations	Consoli- dated
Three months ended December 31, 2008
Revenues from unaffiliated customers	$306,678	$43,039	$20,120	$674,137	$179,563	$66,833	$17,019	—	1,307,389
Transfers between geographic areas	26,807	2,626	4,786	4,792	10,996	4,305	2,289	(56,601)	—

Total revenues	$333,485	45,665	24,906	678,929	190,559	71,138	19,308	(56,601)	1,307,389

Net revenues	$150,936	$21,494	$13,946	$113,312	$68,081	$22,489	$12,223	—	402,481
Operating income	$19,124	$7,862	$4,647	$60,068	$15,788	$7,850	$3,866	—	119,205
Identifiable assets at quarter end	$974,284	64,652	48,282	469,819	392,820	116,167	30,364	4,451	2,100,839
Capital expenditures	$5,612	301	224	3,988	32	304	108	—	10,569
Depreciation and amortization	$5,326	336	268	1,855	1,410	591	167	—	9,953
Equity	$1,507,700	$31,476	$28,542	$365,612	$136,824	$59,568	$18,240	(781,544)	1,366,418

Three months ended December 31, 2007
Revenues from unaffiliated customers	$289,736	37,373	20,414	822,553	191,512	63,791	21,203	—	1,446,582
Transfers between geographic areas	27,880	2,616	3,226	5,066	11,068	3,519	2,376	(55,751)	—

Total revenues	$317,616	39,989	23,640	827,619	202,580	67,310	23,579	(55,751)	1,446,582

Net revenues	$155,236	18,058	11,222	96,653	68,201	17,586	12,485	—	379,441
Operating income	$23,325	6,251	3,508	49,773	15,696	5,448	3,615	—	107,616
Identifiable assets at quarter end	$939,203	72,150	46,492	422,038	443,758	100,934	34,174	10,316	2,069,065
Capital expenditures	$4,392	583	302	3,354	2,258	783	281	—	11,953
Depreciation and amortization	$5,347	324	322	1,154	1,856	505	255	—	9,763
Equity	$1,371,296	32,309	25,341	306,115	156,349	48,477	19,410	(732,726)	1,226,571

Twelve months ended December 31, 2008
Revenues from unaffiliated customers	$1,260,995	162,730	90,449	2,974,328	789,442	274,094	81,840	—	5,633,878
Transfers between geographic areas	108,439	10,205	16,167	21,156	44,721	17,598	8,888	(227,174)	—

Total revenues	$1,369,434	172,935	106,616	2,995,484	834,163	291,692	90,728	(227,174)	5,633,878

Net revenues	$618,970	75,376	55,731	436,050	280,229	86,712	50,193	—	1,603,261
Operating income	$128,326	18,356	15,236	211,140	60,047	24,251	15,780	—	473,136
Identifiable assets at quarter end	$974,284	64,652	48,282	469,819	392,820	116,167	30,364	4,451	2,100,839
Capital expenditures	$25,615	2,149	1,183	20,359	7,074	2,836	510	—	59,726
Depreciation and amortization	$21,498	1,347	1,237	6,294	6,470	2,274	883	—	40,003
Equity	$1,507,700	31,476	28,542	365,612	136,824	59,568	18,240	(781,544)	1,366,418

Twelve months ended December 31, 2007
Revenues from unaffiliated customers	$1,069,734	134,436	79,314	2,959,873	684,661	236,062	71,091	—	5,235,171
Transfers between geographic areas	105,263	9,030	11,640	18,234	36,563	13,883	7,854	(202,467)	—

Total revenues	$1,174,997	143,466	90,954	2,978,107	721,224	249,945	78,945	(202,467)	5,235,171

Net revenues	$586,938	65,534	42,920	402,613	245,761	67,151	42,044	—	1,452,961
Operating income	$120,311	15,893	9,958	197,017	50,762	17,546	11,913	—	423,400
Identifiable assets at quarter end	$939,203	72,150	46,492	422,038	443,758	100,934	34,174	10,316	2,069,065
Capital expenditures	$25,437	1,899	1,259	41,773	7,879	3,119	1,420	—	82,786
Depreciation and amortization	$21,204	1,321	1,523	4,917	7,759	1,657	922	—	39,303
Equity	$1,371,296	32,309	25,341	306,115	156,349	48,477	19,410	(732,726)	1,226,571